Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of the RMB Investors Trust and to the use of our report dated February 28, 2018 on the financial statements and financial highlights of the RMB Investors Trust.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

May 1, 2018